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                                                           EXHIBIT NO. 10.49


                        GENAISSANCE PHARMACEUTICALS, INC.
                                Five Science Park
                               New Haven, CT 06511
                                 (203) 773-1450



                                                              February 18, 2002



VIA FACSIMILE AND FEDERAL EXPRESS

[Name Registration Rights Holder]
[Address of Registration Rights Holder]

         Re: Genaissance Pharmaceuticals, Inc. - Registration Rights Waiver
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Dear Investor:

         On October 18, 2001, Genaissance Pharmaceuticals, Inc. ("Genaissance") filed a registration statement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC") on Form S-3. The Registration Statement has been declared effective by the SEC. The Registration Statement is a "universal shelf registration statement." It relates to the possible offering of Genaissance common stock, preferred stock, debt and/or warrants to purchase such securities in the future. To proceed with an offering, Genaissance would need to, among other things, file a prospectus supplement with the SEC specifying the type of securities to be offered (e.g., common stock) and the terms and conditions of the offering (e.g., the number of shares to be offered, the price per share, and whether the offering would be underwritten). You may view the Registration Statement by accessing our EDGAR filings on the SEC's website (//www.sec.gov). Genaissance filed the Registration Statement in order to complete in advance some of the regulatory requirements which must be met before Genaissance can access the capital markets.

         You are a party to the [Amended and Restated Registration Rights Agreement] (the "Agreement"), dated as of [March 10, 2000], by and among Genaissance and certain investors that purchased shares of Genaissance Series [B/KBH Preferred Stock] in [February and/or March 2000]. The Series [B/KBH Preferred Stock] was converted into Genaissance common stock in August 2000 in connection with Genaissance's initial public offering. Shares of common stock received upon the conversion are considered Restricted Securities under the Agreement so long as they are held by the original purchasers or by certain transferees who acquired the shares in private transactions. Our records indicate that your shares of common stock are considered Restricted Securities and continue to be covered by the Agreement.

         Section 6 of the Agreement provides holders of Restricted Securities with certain incidental or "piggy-back" registration rights, which generally afford holders of Restricted

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[Investor name]
February 18, 2002
Page 2


Securities with the right to include, under certain circumstances, their Restricted Securities or a portion thereof in certain securities offerings of Genaissance. Section 12 of the Agreement provides that Genaissance will give you prior written notice of the filing of certain registration statements by Genaissance. Section 17 of the Agreement provides, in relevant part, that the observance of any term of the Agreement may be waived with the written consent of Genaissance and the holders of a majority of the Restricted Securities.

         Although your Restricted Securities are covered by the Agreement, you may sell these securities under SEC Rule 144. Rule 144 exempts certain resales of restricted securities (as defined in the rule) from the registration requirements of the Securities Act, provided that certain volume, manner of sale, public information and notice conditions are satisfied, and provided that at least one year has elapsed from the later of the date of the acquisition of the securities from the issuer or from an affiliate (as defined in the rule) of the issuer. Rule 144(k) exempts the resale of restricted securities by persons who are not (and for the previous three months have not been) affiliates of the issuer, provided that at least two years have elapsed from the later of the date of the acquisition of the securities from the issuer or from an affiliate of the issuer. Affiliate is defined in Rule 144 as any person that, directly or indirectly, controls, is controlled by, or is under common control with the issuer of the securities in question.

         Our records indicate that you acquired your Restricted Securities from Genaissance on [February 17, 2000]. Accordingly, [so long as you are not (and for the preceding three months have not been) an affiliate of Genaissance, you may freely resell your Restricted Securities under Rule 144(k). We do not believe you are (or during the past three months have been) an affiliate of Genaissance for purposes of Rule 144(k).]

         By this letter, Genaissance is requesting that you waive, and by signing below you agree to waive:

         o your right under Section 6 of the Agreement to include, for a period of 180 days from the effective date of this waiver, any Restricted Securities (that is, any shares of common stock that continue to be covered by the Agreement) in any securities offering conducted by Genaissance pursuant to the Registration Statement; and

         o your right to receive prior notice of the filing with the SEC of the Registration Statement and any prospectus supplement to the Registration Statement.

This waiver of your right to receive prior notice of the filing with the SEC of any prospectus supplement to the Registration Statement will be effective for a period of 180 days from the effective date of this waiver.

         We believe the waiver will benefit Genaissance (and you as a stockholder of Genaissance) by allowing Genaissance to more easily access the capital markets. We also believe the waiver is appropriate because the Registration Statement is a universal shelf registration statement and, as such, is not an appropriate form of registration statement to include

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[Investor name]
February 18, 2002
Page 3

shares held by stockholders. We also believe the waiver will not diminish your ability to resell your Genaissance stock in the future should you decide to do so because, as noted above, [we believe you are already free to resell your Genaissance common stock under Rule 144(k)]. Accordingly, it is our desire that you consent to this waiver.

         Please confirm your waiver by signing the counterpart original of this letter in the space provided below, and return it to my attention by facsimile (203-786-3656) by Friday, February 22, 2002. Please note that Genaissance has requested, and expects to receive, waivers from the holders of a majority of the Restricted Securities. This waiver will be effective at the time that Genaissance receives waivers from the holders of a majority of the Restricted Securities. If you have any questions, please call Mr. Joseph Keyes at 203-786-3674.

                   [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]


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[Investor name]
February 18, 2002
Page 4


         We thank you in advance for your cooperation and your waiver.

                                         Very truly yours,

                                         GENAISSANCE PHARMACEUTICALS, INC.



                                         By:
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                                            Gualberto Ruano, M.D., Ph.D.
                                            Chief Executive Officer

The undersigned hereby agrees to the above-described waiver:



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Name of Investor



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